Exhibit 99.1

 Corrected Transcript

09-May-2019

Greenlane Holdings, Inc. (GNLN)

Q1 2019 Earnings Call

Total Pages: 17
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Greenlane Holdings, Inc. (GNLN)	Corrected Transcript
Q1 2019 Earnings Call	09-May-2019

CORPORATE PARTICIPANTS

Scott Van Winkle	Ethan Rudin
Managing Director, ICR LLC	Chief Financial Officer, Greenlane Holdings, Inc.

Aaron M. LoCascio	Adam Schoenfeld
Chairman & Chief Executive Officer, Greenlane Holdings, Inc.	Chief Strategy Officer & Director, Greenlane Holdings, Inc.

OTHER PARTICIPANTS

Vivien Azer	Glenn G. Mattson
Analyst, Cowen & Co. LLC	Analyst, Ladenburg Thalmann & Co., Inc.

Derek Dley	Scott Fortune
Analyst, Canaccord Genuity Corp.	Analyst, ROTH Capital Partners LLC

MANAGEMENT DISCUSSION SECTION

Operator: Good day, ladies and gentlemen. Thank you for standing by. Welcome to today’s conference call to discuss Greenlane Holdings First Quarter Fiscal 2019 Financial Results. At this time, all participants are in a listen-only mode. Following the formal remarks, we will conduct a question-and-answer session. Instructions will be provided at that time for you to queue up. Hosting today’s conference will be Scott Van Winkle with ICR. As a reminder, today’s conference is being recorded.

And now, I would like to turn the conference over to Mr. Van Winkle. Please go ahead, sir.

Scott Van Winkle

Managing Director, ICR LLC

Thank you, Ally. Good afternoon and welcome to Greenlane Holdings conference call to discuss results for the first quarter of 2019. On the call today from Greenlane with prepared remarks are Aaron LoCascio, Chief Executive Officer; and Ethan Rudin, Chief Financial Officer. We’re also joined by Adam Schoenfeld, our Chief Strategy Officer.

By now, everyone should have access to the earnings release which went out this afternoon at approximately 4:05 PM Eastern Time. If you’ve not received the release, it’s available on the Investor Relations portion of Greenlane’s website at gnln.com. This call is being webcast and a replay will be available on the company’s website for approximately 30 days.

Before we begin, we’d like to remind everyone that Greenlane’s prepared remarks contain forward-looking statements and management may make additional forward-looking statements in response to your questions. These statements do not guarantee future performance and therefore, undue reliance should not be placed upon them. These statements are based on current expectations of the company’s management and involve inherent risks and uncertainties, including those identified in the risk factors included in Greenlane’s IPO prospectus dated April 17, 2019.

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Greenlane Holdings, Inc. (GNLN)	Corrected Transcript
Q1 2019 Earnings Call	09-May-2019

Please note that during today’s call, management will discuss non-GAAP financial measures, including adjusted net income and adjusted EBITDA. Management believes these financial measures can facilitate a more complete analysis and greater transparency into Greenlane’s ongoing results of operations, particularly when comparing underlying operating results from period-to-period. Greenlane has included a reconciliation of these non-GAAP measures in today’s earnings release.

This call also contains time-sensitive information that is accurate only as of the date of this live broadcast, May 9, 2019. Greenlane assumes no obligation to update any forward-looking statement that may be made in today’s release or call.

Now, I will turn the call over to the company’s CEO, Aaron LoCascio.

Aaron M. LoCascio

Chairman & Chief Executive Officer, Greenlane Holdings, Inc.

Thanks, Scott, and good afternoon, everyone. We appreciate you joining us for our first conference call as a public company. We enjoyed the opportunity to meet many of you during the course of our IPO roadshow last month and look forward to meeting many more of you in the future.

On today’s call, I will briefly review our first quarter sales highlights, provide an overview of the Greenlane business model, and discuss our growth strategy and business development activities as we continue to build out the industry’s leading platform. Ethan will then review our financial results in more detail and discuss our long- term financial targets. After that, we will open up the call for your questions.

We’re pleased with the first quarter top line performance. We generated $49.9 million of revenue, up 15.3% year- over-year. This growth was particularly impressive given the strong revenue results in the first quarter of 2018.

We saw growing popularity and growing availability of our products in both the United States and Canada. The Canadian market represents the rapidly expanding opportunity for us, reflecting both the growth of the cannabis market and the nicotine vapor market.

In late February, we launched hemp-derived CBD products and we view the CBD market as a promising new category. We have partnered with leading brands to provide premium hemp-derived CBD products across our platform, initially with Mary’s Nutritionals and Select. Additionally, we recently partnered with SLANG Worldwide for distribution across North America.

We are very pleased with our growth in supplies and packaging, and in January, we closed on the acquisition of Pollen Gear, a leading producer of premium patented child-resistant packaging and an important addition to our portfolio. The acquisition provides incremental margin capture, which should materialize in the second half of this year.

Our first quarter performance reflects our strong industry positioning in the fast-growing market for vaporization and consumption accessories. Quite simply, Greenlane is the largest distributor of premium ancillary cannabis and nicotine products in North America and is well positioned in the large and growing markets for cannabis, e- cigarettes and hemp-derived CBD.

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Greenlane Holdings, Inc. (GNLN)	Corrected Transcript
Q1 2019 Earnings Call	09-May-2019

Our portfolio spans vaporizers to accessories and packaging and we distribute via six distribution centers in the U.S. and Canada to a diverse base of more than 7,000 wholesale customers, representing 11,000-plus physical locations, including independent smoke shops and licensed cannabis companies. We also sell direct to consumers online and through our Higher Standards retail stores.

In April, we enhanced our e-commerce capabilities with the launch of Vapor.com. Vapor.com will leverage traffic from our existing sites and we are marketing the platform offline, including at major cannabis events to create what we believe will be the leading e-commerce platform in the industry. We are excited for this expansion of our e-commerce capabilities and urge you to visit Vapor.com to see it for yourself.

Our success reflects our commitment, experience and unrivaled platform. We’ve built a reputation for finding and developing the industry’s leading premium brands. We offer a one-stop shop providing sales, distribution, customer service and value-added services to our suppliers and brand partners. We truly are the turnkey solution for catering to the end consumer. We have a history of success building brands, and suppliers seek out Greenlane to leverage our expertise. Our brand building experience includes some of the leading brands in the industry such as Storz & Bickel, PAX and JUUL among others. We have also built a portfolio of premium and differentiated house brands including Marley Natural, Keith Haring, Groove, VIBES, Pollen Gear, Higher Standards and Aerospaced, providing proprietary products at higher margins while not competing with our core suppliers.

Our growth strategies include building upon our strong customer and supplier relationships to drive organic growth, expanding our world-class portfolio of proprietary brands, pursuing value-enhancing acquisitions, growing our e-commerce platform and expanding internationally, including the initial stages of developing our operations in Europe. We made progress on each of these initiatives during the first quarter, including the closing of the acquisition of Pollen Gear which expanded our portfolio of house brands. We believe Pollen Gear is the clear industry leader in terms of quality and innovation with a robust portfolio of defensible IP.

We expanded organically with new brand partnerships, including the launch of CBD products and the expansion of our portfolio in Canada. Hired additional key members of the team, established our entity in Europe and hired our first employee there. We also developed Vapor.com and have numerous opportunities that we are evaluating for further growth. In fact, finding opportunities is not our challenge given our reputation, industry-wide connectivity, and dominant positioning in a large and fragmented retail channel. Our greatest challenge is actually determining which opportunities to not pursue. We are building a highly efficient global infrastructure that we believe will create an unrivaled supply chain to support the long-term growth of the cannabis and nicotine vapor industries.

Now, I’ll turn the call over to Ethan to run through the first quarter financial results. Ethan?

Ethan Rudin

Chief Financial Officer, Greenlane Holdings, Inc.

Thank you, Aaron, and good afternoon, everyone. First quarter revenue was $49.9 million, representing a 15.3% increase year-over-year. As Aaron noted, the revenue increase was driven primarily by the growing popularity and growing availability of our products in both United States and Canada. In terms of product categories, the revenue increase compared to the prior year period included increases of $2.7 million in sales related to e-cigarette products, $2.6 million of sales related to child-resistant packaging, and $1 million of sales related to vaporizers and vaporizer accessory products.

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Greenlane Holdings, Inc. (GNLN)	Corrected Transcript
Q1 2019 Earnings Call	09-May-2019

Gross margin was 18% in the first quarter of 2019 compared to 20.9% in the prior year period, reflecting changes in the sales mix and promotions with a key supplier. On a sequential basis, the gross margin was relatively consistent with the fourth quarter of 2018. Salary, benefits, and payroll tax expenses increased approximately $5.1 million year-over-year, primarily due to a one-time expense of approximately $2.9 million of equity-based compensation expense related to the conversion of profits interest in Greenlane’s operating company into membership units and secondarily due to the addition of 79 employees related to the expansion of domestic sales and marketing efforts.

General and administrative expense increased approximately $1.8 million in the first quarter of 2019 due primarily to an increase in marketing expenses, contracted services, executive search and recruitment, new facility expenses and the acquisition of the company’s headquarter building, as well as expenses related to the acquisition of Pollen Gear amongst others. Additionally, general/administrative expenses included approximately $800,000 of incremental audit and legal fees and consulting expenses related to the company’s transition to becoming a public company.

Operating loss was $5.2 million compared to operating income of $2.3 million for the first quarter of 2018. Net loss was $17.7 million and was impacted by certain one-time costs including $12.1 million of expense associated with the change in fair value of our convertible notes, $2.9 million of equity-based compensation expense, $1.2 million of debt placement costs and costs associated with transitioning to a public company. This compares to net income for the first quarter of 2018 of $2.3 million.

Adjusted net loss was $1.5 million compared to the adjusted net income of $2.4 million in the prior year. Adjusted net loss for the first quarter of 2019 excludes the previously mentioned expenses in net loss. Adjusted EBITDA was a loss of approximately $800,000 for the first quarter of 2019 compared to a gain of $2.7 million for the comparable period in 2018.

We ended the first quarter of 2019 with $2.8 million of cash and $68.8 million of debt. However, on April 23, 2019, subsequent to the end of the quarter, the company completed an initial public offering of 6 million shares, of which 5.25 million shares were offered by the company, raising net proceeds of approximately $80.4 million. In connection with the initial public offering, the convertible notes which had a balance of $60.3 million and were included in total debt at March 31, 2019 were converted into equity. Assuming the IPO had been completed on March 31, 2019, the company’s cash balance would have been $83.2 million and total debt would have been $8.5 million.

Now, I will briefly review our long-term financial targets. We are anticipating approximately 25% net annual revenue growth, average gross margins of 20%-plus and adjusted EBITDA margin of 10%-plus.

Before I turn the call over to the operator to facilitate question, I would also like to walk through our share classes. We have three share classes. A Class A shares which were sold to IPO investors and which the convertible note holders received upon conversion of those notes, Class B shares which are held by non-founder members of our operating company, and Class C shares which are held by our co-founders. The Class C shares are held on a 3:1 basis with respect to the common units of the operating company and as such, if converted to A shares, three Class C shares would be exchanged for one Class A share. Class B shares convert on a 1:1 basis. Therefore, our shares outstanding is equal to our outstanding Class A shares plus Class B shares plus one third of our Class C shares. In other words, our shares outstanding is equal to our total shares [indiscernible] (00:13:31) Class B and Class C shares were converted to A shares. This equates to total shares outstanding on an as converted basis of 41.9 million.

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Greenlane Holdings, Inc. (GNLN)	Corrected Transcript
Q1 2019 Earnings Call	09-May-2019

Regarding the share sales by existing owners of the company, all share sales were made in connection with the secondary component of the IPO. This consists of 750,000 shares of the total 6 million IPO shares offered that closed on April 23, plus 450,000 shares representing the underwriters’ partial exercise of their overallotment option that closed on April 29 for a total of 1.2 million shares. No shares have been sold by insiders outside of the IPO and all insiders of the company, including management, are subject to a standard 180-day lock-up period during which they are prohibited from selling shares.

With that, I will turn the call back over to the operator.

QUESTION AND ANSWER SECTION

Operator: Thank you. [Operator Instructions] We’ll take our first question from Vivien Azer from Cowen. Please go ahead.

Vivien Azer Analyst, Cowen & Co. LLC	Q

Hi. Thank you. Good afternoon.

Aaron M. LoCascio Chairman & Chief Executive Officer, Greenlane Holdings, Inc.	A

Good afternoon, Vivien.

Vivien Azer Analyst, Cowen & Co. LLC	Q

So, I wanted to start off with JUUL which has obviously been incredibly [indiscernible] (00:15:04) given the fluid regulatory landscape. Can you comment at all, and I apologize if I missed it, but on how things are going in Canada? Altria certainly flagged it when they reported earnings but it seems like the market share momentum in stores where JUUL is available has been quite robust. Thanks.

Aaron M. LoCascio Chairman & Chief Executive Officer, Greenlane Holdings, Inc.	A

JUUL sales for the first quarter were $19.1 million, representing modest year-over-year growth for our JUUL sales. This increase was primarily driven by strong JUUL sales in Canada, as you mentioned, where flavors are available in all channels and robust sales growth of non-flavored pods in U.S. We have been observing consumer switching to the traditional tobacco and menthol flavors as a result of the flavored pods no longer being available, but specifically to Canada, we’re not disclosing the breakout between U.S. and Canada JUUL sales.

Vivien Azer Analyst, Cowen & Co. LLC	Q

Okay. That’s fair. But suffice it to say that you’re seeing similarly robust like in store market share, consistent with what Altria has been disclosing. Is that fair?

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Greenlane Holdings, Inc. (GNLN)	Corrected Transcript
Q1 2019 Earnings Call	09-May-2019

Aaron M. LoCascio Chairman & Chief Executive Officer, Greenlane Holdings, Inc.	A

Yeah. The marketplace for JUUL in Canada has been very strong. Still very early, but there has been some pretty significant progress made there on the JUUL front.

Vivien Azer Analyst, Cowen & Co. LLC	Q

Okay. Perfect. Thank you. Second question on CBD, really exciting, some of the strategic partnerships that you’ve already you’ve been able to ink. On SLANG, can you expand on what that entails? Thanks.

Aaron M. LoCascio Chairman & Chief Executive Officer, Greenlane Holdings, Inc.	A

So, SLANG, we have an existing distribution relationship with given their other products namely the Firefly or organic brand products. They are working on a number of CBD products as well. I’m not in a position to disclose all of those and what they look like, but they have elected us to be their exclusive supply partner for those products.

Vivien Azer Analyst, Cowen & Co. LLC	Q

Great. That’s exciting. Taking kind of a step back on CBD, and I know you guys probably aren’t going to be doing annual guidance, but kind of just rough sizing like, how big of a [indiscernible] (00:17:35) do you think the CBD could be to your full year revenues? And when shall we expect those revenues to start kicking in? Thanks.

Aaron M. LoCascio Chairman & Chief Executive Officer, Greenlane Holdings, Inc.	A

That’s very early on the CBD front. We only launched our CBD products in late February, so it’s a little too early to tell. That being said, there has been a tremendous positive response for our CBD products and we’re looking to continue to expand on not only the response from the products that we have currently, but on additional products like the SLANG products and a number of others that we’re not prepared to talk about just yet. But we’re very bullish on CBD.

Vivien Azer Analyst, Cowen & Co. LLC	Q

That’s great. And last one for me and then I’ll hop back in the queue. Just on the salary and employee expenses, I heard loud and clear on the [indiscernible] (00:18:29) $3 million in terms of one-time expense in that calendar 1Q. But given all the new hiring activity, how should we think about that expense line item for the remainder of 2019? Thanks.

Aaron M. LoCascio Chairman & Chief Executive Officer, Greenlane Holdings, Inc.	A

Yes. So, we expect there to be – to continue to see stock-based compensation that being said in Q1 of 2019 and also in Q4 of 2018. There were higher-than-usual expenses that were more one-time in nature. So, yes, there will be stock-based compensation going forward. But, again, we do not anticipate it being to the degree that we’ve seen in Q1 of 2019.

Vivien Azer Analyst, Cowen & Co. LLC	Q

Okay. That’s great. I’ll hop back in the queue. Thank you so much.

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Greenlane Holdings, Inc. (GNLN)	Corrected Transcript
Q1 2019 Earnings Call	09-May-2019

Ethan Rudin Chief Financial Officer, Greenlane Holdings, Inc.	A

Thanks, Vivien.

Operator: We’ll take our next question from Derek Dley from Canaccord Genuity. Please go ahead.

Derek Dley Analyst, Canaccord Genuity Corp.	Q

Yeah. Hi, guys. First of all, congratulations on successful IPO.

Ethan Rudin Chief Financial Officer, Greenlane Holdings, Inc.	A

Thank you.

Aaron M. LoCascio Chairman & Chief Executive Officer, Greenlane Holdings, Inc.	A

Thanks, Derek.

Derek Dley Analyst, Canaccord Genuity Corp.	Q

Just wondering, in terms of the launch of Vapor.com, I know it’s early days, but can you just talk about the initial customer response and how that is played out in terms of your expectation?

Aaron M. LoCascio Chairman & Chief Executive Officer, Greenlane Holdings, Inc.	A

So, the first stage in launching Vapor.com is or was redirecting traffic from VapeWorld.com which we have successfully completed. And we spent some time analyzing, watching and learning from the transition of VapeWorld.com to Vapor.com and I’m pleased to let you know that it was a very successful transition. And now that we’ve seen the success there, we have initiated our initial offline marketing strategy, again very early innings there, and we’re continuing now to evaluate rolling in traffic from our other web properties.

Derek Dley Analyst, Canaccord Genuity Corp.	Q

And when you mentioned offline marketing, can you just give us a little bit more color on sort of some of the initiatives that you’ve got there to drive traffic?

Aaron M. LoCascio Chairman & Chief Executive Officer, Greenlane Holdings, Inc.	A

So a couple of initiatives include taking Vapor.com to various cannabis events across the country, as well as we’ve looked at various trade publication and there’s actually a number of them that are currently in circulation right now. Those are a couple of primary examples of that.

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Greenlane Holdings, Inc. (GNLN)	Corrected Transcript
Q1 2019 Earnings Call	09-May-2019

Derek Dley Analyst, Canaccord Genuity Corp.	Q

Okay. Switching gears a little bit, 2018 was a more heavy capital expenditure year for you, guys. Can you just comment on your distribution infrastructure? Are you comfortable with where you’re at in the base of what looks like to be some very robust growth upcoming in 2019 and 2020?

Ethan Rudin Chief Financial Officer, Greenlane Holdings, Inc.	A

Hi, Derek. This is Ethan. I would say that we are very, very comfortable with our supply chain, our warehouses, if anything, there will be some slight modernization of what’s going on on our [indiscernible] (00:21:46). I know we’re taking a look at a couple of vendors who are doing voice and light technology upgrades to make us more efficient in certain regions where we’re seeing heavier traffic. But net-net on the whole, the guidance that we’ve been giving people going forward on our CapEx is that it should fall anywhere between $1 million to $2 million a year. It’s more of a maintenance CapEx figure than anything else.

I think if you remember from discussions on the roadshow in the fourth quarter of 2018, our largest CapEx expense was the $10 million we spent on our company headquarters building and that effectively was rare for us in terms of a CapEx spend.

Derek Dley Analyst, Canaccord Genuity Corp.	Q

Right. Okay. And I guess just kind of circling back a little bit just on that. Given the successful IPO, you guys obviously have a very healthy balance sheet now, minimal CapEx. Can you just talk about some of your capital allocation plans going forward?

Ethan Rudin Chief Financial Officer, Greenlane Holdings, Inc.	A

Yeah. I don’t think we’ve made any – minced any words, but we are aggressively thinking through an M&A pipeline that actually gets me very, very excited about what’s in store for the future. We intend to be the aggregator of choice, the exit of choice, taking advantage of some of that positive connectivity. We’re aggressively looking at Europe. We will slowly then thereafter turn to South America. We’re looking at Australia very, very exciting.

Derek Dley Analyst, Canaccord Genuity Corp.	Q

And the last one for me, I guess, it’s sort of following up on the capital allocation. I get that geographic expansion is important. But can you talk a little bit about your plans in terms of own brands and increasing the penetration that you do have with your own brands going forward?

Ethan Rudin Chief Financial Officer, Greenlane Holdings, Inc.	A

Yeah. I think when we last talked about the house brands and the penetration of the house brands, we said that they represented about 5.25% of 2018. We’ve been very, very pleased and have increased that percentage as a percent of revenue of our house brands, especially around Pollen Gear in the supply and packaging. We’re really hoping that in the back half of the year, we’re going to be using – driving that as a driver of our margin and getting us closer to the dispensary channel than we already are.

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Greenlane Holdings, Inc. (GNLN)	Corrected Transcript
Q1 2019 Earnings Call	09-May-2019

Derek Dley Analyst, Canaccord Genuity Corp.	Q

Terrific. Thank you very much.

Ethan Rudin Chief Financial Officer, Greenlane Holdings, Inc.	A

Yeah. Thanks a lot, Derek.

Operator: We’ll take our next question from Glenn Mattson from Ladenburg Thalmann. Please go ahead.

Glenn G. Mattson Analyst, Ladenburg Thalmann & Co., Inc.	Q

Hi. Good afternoon. Thanks for taking the questions. Curious about the early results or returns on the second Higher Standards store, and if your outlook is still the same for about three to five new stores in 2019.

Aaron M. LoCascio Chairman & Chief Executive Officer, Greenlane Holdings, Inc.	A

Great. I’ll take that one. Thanks for the question. Glenn. Still early days for us. I think we opened up the Atlanta Higher Standards store in the middle of the roadshow in April, actually. And we are first starting to see it ramp. Unfortunately as we’re watching it ramp, we’re seeing the direct results of our marketing efforts show up in the daily revenues. So, as far as I’m concerned, we are on track for another three to five this year.

Glenn G. Mattson Analyst, Ladenburg Thalmann & Co., Inc.	Q

Okay, great. That’s helpful. And on a different note with some of the relationships you have, I know some are exclusive and some aren’t but there’s a lot of M&A activity in the space. And so, I guess maybe can you talk about what happens when some of the brands you are associated with get acquired like the Storz & Bickel did by Canopy, or I believe Select got acquired or it was announced to be acquired just recently. Can you just give us some color as to the background or the dynamics of what happens in those kind of situation?

Aaron M. LoCascio Chairman & Chief Executive Officer, Greenlane Holdings, Inc.	A

Sure. So when companies get acquired like Storz & Bickel to which we had exclusive distribution in the United States over their products before the acquisition and maintained that post-acquisition, it’s a real testament to again just how fragmented the marketplace is. We have 7,000 independent B2B customers that represent 11,000 physical locations. We’re very confident that we have the leading distribution footprint as such we bring a lot of value to the table in that regard. Select recently announced they were acquired that was specifically on their THC side. Their CBD side was separated out from that and we do continue to maintain exclusivity over their CBD products as well.

Glenn G. Mattson Analyst, Ladenburg Thalmann & Co., Inc.	Q

Okay, great. That’s helpful, thanks. And lastly, I missed the gross margin target, could you just repeat what you said there?

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Greenlane Holdings, Inc. (GNLN)	Corrected Transcript
Q1 2019 Earnings Call	09-May-2019

Ethan Rudin Chief Financial Officer, Greenlane Holdings, Inc.	A

Yeah. Gross margin over – yeah, long-term we’re planning for 20%-plus.

Glenn G. Mattson Analyst, Ladenburg Thalmann & Co., Inc.	Q

Okay, great. Thanks.

Ethan Rudin Chief Financial Officer, Greenlane Holdings, Inc.	A

Anytime.

Operator: We’ll take our next question from Scott Fortune from ROTH Capital Partners. Please go ahead.

Scott Fortune Analyst, ROTH Capital Partners LLC	Q

Hey, good afternoon. Thank you. Want to expand upon the kind of the proprietary in-house brands and kind of the different areas that you guys look to target and is CBD kind of platform on that opportunity for you guys from an in-house type of offering?

Adam Schoenfeld Chief Strategy Officer & Director, Greenlane Holdings, Inc.	A

Hi, this is Adam Schoenfeld, Chief Strategy Officer. We’re constantly evaluating whitespace within the market, right. So when we look at our house brand strategy, it’s really centered around creating value propositions for consumers and users of the products. So in our constant evaluation, I think as we see white spots in the market as it relates to CBD, we’ll certain look to capitalize on that.

Scott Fortune Analyst, ROTH Capital Partners LLC	Q

Okay. And then follow on that, with your CBD exclusive agreements, is that [indiscernible] (00:27:47) you up to new potential distribution, new potential stores and retailers from that side of things?

Adam Schoenfeld Chief Strategy Officer & Director, Greenlane Holdings, Inc.	A

Yes. In both of the agreements, the exclusive agreements we struck with Mary’s Nutritionals and Select, there were existing books of business which were inherited by us. There exists definitely new accounts in there and you’ll see that our door count has risen since the filing of our prospectus. So, yes, we’re gaining new doors on all fronts. We’re seeing some incremental lift within the stores that we service as it relates to these products, and we’re also gaining new doors.

Scott Fortune Analyst, ROTH Capital Partners LLC	Q

Okay. Great. And then kind of focus on the packaging product side, [indiscernible] (00:28:36) kind of Pollen Gear and how that – are you able to achieve some new customers from that side and new products within that category, [ph] how are we looking at (00:28:46)?

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Greenlane Holdings, Inc. (GNLN)	Corrected Transcript
Q1 2019 Earnings Call	09-May-2019

Adam Schoenfeld Chief Strategy Officer & Director, Greenlane Holdings, Inc.	A

Sure. So yeah, a big part of the Pollen Gear acquisition wasn’t just the margin accretion. It was really gaining a strategic team. So, the Pollen Gear team is actually a team of storied industrial designers that have had a tremendous track record in career, building successful consumer offerings. So, for us, it was highly strategic because the transaction gave us a foundational design team based in Hermosa Beach, California, where we maintained a design studio to be able to apply their industrial design acumen across all categories of the business.

So, yes, we are leveraging that design team across all categories. There is a whole host of innovation on all front and we’re constantly innovating on the packaging front. So, there are many new products that we expect to release across the board.

Scott Fortune Analyst, ROTH Capital Partners LLC	Q

Okay. And then last question from an international standpoint. I know Europe is new. Can we expect anything much from a revenue standpoint towards the second half of the year from Europe and then kind of expectation that Canada comes onboard with Cannabis 2.0 in the edible vape market going forward here?

Adam Schoenfeld Chief Strategy Officer & Director, Greenlane Holdings, Inc.	A

Sure. So, I think we’re incredibly bullish on all of the international markets. I think that they’re catching up in terms of consumer habits globally, especially in Europe. So, right now, we’re laying foundation. It’s really for us all about positive connectivity, building out the relationships on all fronts, right?

So, we see a tremendous opportunity to articulate our products and offerings into these new markets and we’re moving very deliberately. So, we’re moving in a way that is sure to create value proposition for the new customers that we’re bringing onboard and we’re very focused on long-term growth in those markets.

Scott Fortune Analyst, ROTH Capital Partners LLC	Q

Okay. Thank you.

Operator: And we’ll take our next question from Mike Grondahl from Northland Capital Markets. Please go ahead.

Q

Hi. It’s [indiscernible] (00:31:04) on for Mike Grondahl. Thanks for taking the questions. Maybe just first, going back to a Higher Standards. Is there any products there, category that really call out in the quarter that was turning positively?

Aaron M. LoCascio Chairman & Chief Executive Officer, Greenlane Holdings, Inc.	A

Specifically related to Higher Standards products as a product line or Higher Standards stores?

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Greenlane Holdings, Inc. (GNLN)	Corrected Transcript
Q1 2019 Earnings Call	09-May-2019

Q

Just as a store, [ph] it seems like (00:31:26) the full transaction down to the end consumer.

Aaron M. LoCascio Chairman & Chief Executive Officer, Greenlane Holdings, Inc.	A

Yeah. So, one of the reasons why we...

Adam Schoenfeld Chief Strategy Officer & Director, Greenlane Holdings, Inc.	A

Sure.

Aaron M. LoCascio Chairman & Chief Executive Officer, Greenlane Holdings, Inc.	A

...why we’re very bullish on CBD is because we are seeing tremendous velocity for our CBD products in our Higher Standards stores. Behind that, JUUL remains very strong product line as well.

Q

And then, maybe just on a couple of weeks, there were some positive news with Philip Morris and their IQOS system. Any thoughts on how that kind of fits in the market?

Aaron M. LoCascio Chairman & Chief Executive Officer, Greenlane Holdings, Inc.	A

So, I’m a huge advocate. We all are huge advocates for vaporization as a technology, which includes the IQOS product, so it’s always very exciting to see new technology and innovation come to the market because we’re advocates for adult use of vaping products over cigarettes and we continually evaluate new products for distribution into our channels. With respect to IQOS and how it may or may not affect our sales in JUUL, we see them as very distinctly different products. So we do not anticipate any changes to the velocity of JUUL, given the launch of that product. And, again, being the leader in an incredibly fragmented marketplace, if we’re provided the opportunity to distribute that product to our customers as well, that’s something that we’d be very happy to evaluate.

Operator: Great. We’ll take our next question from Vivien Azer from Cowen. Please go ahead.

Vivien Azer Analyst, Cowen & Co. LLC	Q

Hi. Thanks for the follow-up. Given your presence in Canada on the cannabis side, I was just wondering if you can comment at all around the state of that category development and how that’s impacting your discussions with LPs in terms of their [ph] refresh (00:33:29) requirements. It seems from the publicly available data that perhaps the category is getting off to a bit of a slower start than had been anticipated. Do you think that that’s adequately reflected in your internal planning? Thanks.

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Greenlane Holdings, Inc. (GNLN)	Corrected Transcript
Q1 2019 Earnings Call	09-May-2019

Adam Schoenfeld Chief Strategy Officer & Director, Greenlane Holdings, Inc.	A

Sure, Vivian. This is Adam Schoenfeld. So, yeah, I’ve actually just returned from Toronto just now. A lot of our LP customers, they’re obviously watching the October date for vaping products to come online. I think things are good on all fronts there. It’s been a little bit slower of a ramp up with certain LPs, but we’re continuing to see pretty strong interest across all of our categories be it consumer packaged goods, child-resistant packaging as well as vapor products in the Canadian marketplace.

Vivien Azer Analyst, Cowen & Co. LLC	Q

Terrific. That’s great to hear. Thanks again for the follow-up.

Operator: All right. We’ll take our last question from [indiscernible] (00:34:33). Please go ahead.

Q

Hey, Aaron. Hey, Adam. Question for you on the Vapor.com. I guess I’ve been pondering whether you guys have any plans to roll out a direct to consumer subscription service there and if so, whether you might go out it alone organically or do that via partnership?

Adam Schoenfeld Chief Strategy Officer & Director, Greenlane Holdings, Inc.	A

Sure. Great question. So, yeah, Vapor.com, we have a fairly robust strategy and we touched earlier on taking marketing offline. I think there are a whole host of post-transactional opportunities that will lend themselves to greater lifetime customer value. We’re constantly evaluating all means of connecting with customers and retaining them as customers. The subscription model is something we’re keenly aware of and actively working on. As for whether or not we would partner with others or build it ourselves, I think it’s a little early to opine on that one.

Q

Okay, understandable. And I guess with respect to your long-term targets, do you have a rough figure in mind for where you’d like to see that 5.25% contribution from house brands trend over the next few years?

Aaron M. LoCascio Chairman & Chief Executive Officer, Greenlane Holdings, Inc.	A

So, as we evaluate house brands versus our other core segments, we’re really focused in three particular areas which includes our B2C segment, our supplies and packaging segment and our house brands as it relates to all of our segments including those two and our primary core segment of B2B because those three particular segments are higher margin categories for us, therefore, they provided disproportionate impacts to our bottom line. So, any combination of increase across the three of them is regarded as a success to us. So, I don’t want to speak specifically to where we anticipate B2C to end up versus supply and packaging. It’s really about the combination of those three being successful.

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Greenlane Holdings, Inc. (GNLN)	Corrected Transcript
Q1 2019 Earnings Call	09-May-2019

Q

Got you, got you. And then are there any nuances we should be considering now when modeling for seasonality here?

Aaron M. LoCascio Chairman & Chief Executive Officer, Greenlane Holdings, Inc.	A

There is some seasonality to our business. The summer months in particular are generally regarded as slower months in the industry. That being said, they’re often masked by growth. So, it’s a little bit difficult to call out seasonality with that in mind.

Q

Makes sense. Do you happen to have any relationship with Walmart, and ask in light of their recent comments around voluntarily raising the age there to purchase e-cigarettes?

Adam Schoenfeld Chief Strategy Officer & Director, Greenlane Holdings, Inc.	A

Yeah. For e-cigarettes, we are an independent channel and that’s just not something we’ve been discussing these days with big-box retailers in the U.S.

Q

Okay. And you aren’t disclosing Canadian revenue contribution as a proportion of 1Q, right?

Aaron M. LoCascio Chairman & Chief Executive Officer, Greenlane Holdings, Inc.	A

We are, but not specific to any particular product. So, in Canada, for our first quarter 2019, it was approximately $6.8 million of revenue compared to approximately $1.9 million of revenue for Q1 of 2018, which represents an increase of $4.9 million or 258%. Sales in Canada overall represented 14% of the total net sales in Q1.

Q

Got you. And I mean, the $19.1 million figure you threw out there earlier on JUUL-related revenue contribution was pretty strong, at least from how I was modeling you guys performing in 1Q. So, just curious, as I think about devices, kind of your general menthol and tobacco pod sales and then, your flavored pod sales, is there any one specific category there that kind of surpassed your internal expectations that was driving that figure?

Aaron M. LoCascio Chairman & Chief Executive Officer, Greenlane Holdings, Inc.	A

The growth in JUUL was specifically, again, surprising, absolutely, a little bit surprising to the upside for us as well.

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Greenlane Holdings, Inc. (GNLN)	Corrected Transcript
Q1 2019 Earnings Call	09-May-2019

Ethan Rudin Chief Financial Officer, Greenlane Holdings, Inc.	A

Yeah.

Aaron M. LoCascio Chairman & Chief Executive Officer, Greenlane Holdings, Inc.	A

And it was a combination of the success of the products in Canada as well as a lot of consumers switching from the flavored products to the core tobacco products in the U.S. and more users continuing to make the switch from combustion products to products like JUUL. Combination of those things resulted in an increase overall and then JUUL added a promotion on top of it, which is pretty common. They’ve run promotions pretty frequently so that certainly didn’t hurt the equation either.

Q

Got you. And in terms of the, call it $1 million increase in year-over-year sales related to vaporizers and vaporizer accessory products, is that largely PAX drive sales? How should I be thinking about that?

Adam Schoenfeld Chief Strategy Officer & Director, Greenlane Holdings, Inc.	A

That’s across the board. It’s across the whole vaporizer portfolio.

Q

Okay. Got it. Appreciate you guys taking the time. Thanks.

Aaron M. LoCascio Chairman & Chief Executive Officer, Greenlane Holdings, Inc.	A

Thank you.

Operator: All right. And we have no further questions. And I’d like to hand the call back over to Mr. LoCascio for any additional or closing remarks.

Aaron M. LoCascio

Chairman & Chief Executive Officer, Greenlane Holdings, Inc.

I want to say thank you for joining us today. We really appreciate your support and we’re excited to have embarked on this next phase of Greenlane’s growth. We’ll be presenting at the Canaccord Conference next week in New York and Cowen’s Conference in two weeks in Toronto, and we hope to see some of you there. Have a great day.

Operator: And that does conclude today’s conference. Thank you for your participation. You may now disconnect.

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Greenlane Holdings, Inc. (GNLN)	Corrected Transcript
Q1 2019 Earnings Call	09-May-2019

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